Exhibit A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  PROCEPT, INC.


                      Incorporated Pursuant to an Original
                          Certificate of Incorporation
                        filed with the Secretary of State
                           of Delaware on May 8, 1992


         The undersigned, for the purpose of amending and restating the Certificate of Incorporation, as amended, of Procept, Inc. (the "Corporation") under the laws of the State of Delaware, hereby certifies as follows:

         FIRST: The name of the Corporation is Procept, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted are:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Restated Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock with a par value of $0.01 per share and One Million (1,000,000) shares of Preferred Stock with a par value of $0.01 per share.

         The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                                 Preferred Stock

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such


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series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series.

                                  Common Stock

         The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinbefore set forth or authorized.

         Subject to the provisions of any applicable law or of the by-laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided herein or by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.


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         Subject to the rights of any one or more series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

         In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they are entitled, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                                    Issuance

         Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The Board of Directors is expressly authorized to exercise all powers granted to the Directors by law except insofar as such powers are limited or denied herein or in the by-laws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the by-laws of the Corporation.

         SEVENTH: Meetings of Stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.


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         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

         The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize a further limitation or elimination of the liability of directors or officers, then the liability of a director or officer of the Corporation shall, in addition to the limitation on personal liability provided herein, be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


         The amendments and the restatement of the Certificate of Incorporation herein certified have been approved by the Board of Directors of the Corporation and duly adopted by the holders of a majority of the outstanding shares of Common Stock in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


         Signed this ___th day of _____________, 1997.


                                   Stanley C. Erck, President

Attest:



-----------------------------
Lynnette C. Fallon, Secretary

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                              (FRONT OF PROXY CARD)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 1997

                                  PROCEPT, INC.

         The undersigned stockholder of Procept, Inc. (the "Company") hereby appoints Stanley C. Erck, Michael J. Higgins and Lynnette Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 16, 1997, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no specification is made, this proxy will be voted for all proposals. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

                        PLEASE SIGN AND MAIL PROXY TODAY



              Mark Here For Address Change and Note on Reverse [ ]


                  (Continued and to be signed on reverse side.)




                                                              [SEE REVERSE SIDE]



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                             (REVERSE OF PROXY CARD)


[X]    Please mark your votes as this example.



                                            FOR                WITHHELD
                                       All nominees       For all nominees

1.  Proposal to elect directors             [ ]                   [ ]

    FOR, except withheld from the following nominee(s):



    Nominees:         Stanley C. Erck
                      Zola P. Horovitz, Ph.D.
                      Max Link, Ph.D.
                      Ellis L. Reinherz, M.D.


                                            FOR         AGAINST         ABSTAIN

2.  Proposal to amend the 1989              [ ]           [ ]             [ ]
    Stock Plan to increase the number
    of shares covered by the plan by
    500,000 shares.


3.  Proposal to amend the 1994              [ ]           [ ]             [ ]
    Employee Stock Purchase Plan to
    increase the number of shares
    covered by the plan by 250,000
    shares.


4.  Proposal to amend the 1994              [ ]           [ ]             [ ]
    Director Stock Option Plan to
    increase the number of shares
    covered by the plan by
    150,000 shares.


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                                            FOR         AGAINST         ABSTAIN

5.       Proposal to approve an             [ ]           [ ]             [ ]
         amendment and restatement of
         the Company's Restated
         Certificate of Incorporation
         to authorize 1,000,000 shares
         of preferred stock.




Signature: __________________________________        Date: ________________


Signature: __________________________________        Date: ________________


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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